UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 8, 2004


                          INTERNATIONAL SURFACING, INC.
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                         000-31403                   52-2257557
(State or other                (Commission File No.)         ( IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)

5 Erie Street, Garfield, New Jersey                                   07026
(Address of principal executive office)                            ( Zip Code )

Registrant's telephone Number, including area code:  (973) 253-6131

Item 1.  Change in Control of Registrant.

                  Not applicable

Item 2.  Acquisition or Disposition of Assets.

                  Not applicable

Item 3.  Bankruptcy or receivership.

                  Not applicable

Item 4.  Changes in Registrant's Certifying Accountant

(a)(1)              Change of independent accountants

(i) On March 22, 2004 the Company's accountants, Tedder, James,Worden & Associates ("Tedder") tendered their resignation as independent accountants to the Company. A copy of Tedder's letter of resignation is annexed hereto as Exhibit A. The Company has retained Jerome Rosenberg, CPA as its independent accountant.
(ii) Tedder's reports on the financial statements for 2002 and the interim reports for 2003 did not contain any adverse opinions or disclaimers of opinion, nor were they modified as to uncertainty, audit, scope or accounting principles There were no disagreements with Tedder on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Tedder's report did raise certain doubts regarding the Company's ability to continue as a going concern .
(iii) The Registrant has requested that Tedder furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the aforementioned statements. A copy of the Tedder letter is annexed hereto as Exhibit B.

Item 7  Financial statements, Pro Forma Financial Statement and Exhibits.

         Exhibit A.    Resignation letter of Tedder, James Worden & Associates,
                       Dated March 22, 2004.

         Exhibit B.    Letter to Commission from Tedder, James & Worden &
                       Associates regarding agreement to statements by Registrant In Item 4 herein.






                                    SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 8, 2004                            INTERNATIONAL SURFACING, INC.
                                              (Registrant)
                                         /s/ Samuel Serritella
                                         ------------------------------------
                                         Samuel Serritella, President